                                                                                                                            EXHIBIT 1.1

                                               RESIDENTIAL ASSET SECURITIES CORPORATION

                                  Mortgage Asset-Backed Pass-Through Certificates, Series [Deal Name]

        Initial Principal Amount                         Class                      Initial Pass-Through Rate
                 $[____]                         Class A-1 Certificates                       [___]%
                 $[____]                         Class A-2 Certificates                       [___]%
                 $[____]                         Class A-3 Certificates                       [___]%
                 $[____]                          Class R Certificates                        [___]%

                                                  UNDERWRITING AGREEMENT (ITERATIVE)

                                                      [___________] [__], 20[__]

[Underwriter]

Ladies and Gentlemen:

         Residential Asset Securities  Corporation,  a Delaware corporation (the "Company"),  proposes to sell to you (also referred to herein as the "Underwriter")  Mortgage  Asset-Backed  Pass-Through  Certificates,  Series [Deal Name], Class A-1, Class A-2, Class A-3,
and Class R Certificates (collectively,  the "Certificates"),  other than a de minimis portion of the Class R Certificates,  having the aggregate  principal amounts and Pass-Through  Rates set forth above. The  Certificates,  together with the Class M-1, Class M-2, Class
M-3, Class B-1, Class B-2 and Class B-3  Certificates  of the same series,  will evidence the entire  beneficial  interest in the Trust
Fund (as  defined  in the  Pooling  and  Servicing  Agreement  referred  to  below),  consisting  primarily  of a pool (the  "Pool") of conventional,  fixed-rate,  one- to  four-family  residential  first lien  mortgage  loans (the  "Mortgage  Loans") as described in the
Prospectus  Supplement (as hereinafter  defined) to be sold by the Company.  A de minimis portion of the Class R Certificates  will not be sold hereunder and will be held by Residential Funding Corporation ("Residential Funding").

         The  Certificates  will be issued pursuant to a pooling and servicing  agreement,  dated as of [________]  [__],  200[__] (the
"Pooling and Servicing Agreement"),  among the Company, as seller, Residential Funding, as master servicer, and [_________], as trustee
(the "Trustee").  The  Certificates are described more fully in the Base Prospectus and the Prospectus  Supplement (each as hereinafter defined), which the Company has furnished to you.

1.       Representations, Warranties and Covenants.

1.1      The Company represents and warrants to, and agrees with you that:

(a)      The  Company  has filed with the  Securities  and  Exchange  Commission  (the  "Commission")  a  registration  statement  (No.
         333-[_____])  on Form S-3 for the  registration  under the  Securities  Act of 1933,  as  amended  (the  "Act"),  of  Mortgage
         Asset-Backed  Pass-Through  Certificates  (issuable in series),  including the Certificates,  which registration statement has become  effective,  and a copy of which,  as amended to the date hereof,  has  heretofore  been  delivered to you. The Company proposes to file with the Commission  pursuant to Rule 424(b) under the rules and regulations of the Commission  under the Act
         (the "1933 Act Regulations") a prospectus supplement (the "Prospectus  Supplement"),  to the prospectus dated [________] [__],
         200[__] (the "Base  Prospectus"),  relating to the  Certificates  and the method of distribution  thereof.  Such  registration statement (No.  333-[________])  including exhibits thereto and any information  incorporated therein by reference, as amended at the date  hereof,  is  hereinafter  called  the  "Registration  Statement";  and the  Base  Prospectus  and the  Prospectus
         Supplement and any information  incorporated  therein by reference,  together with any amendment thereof or supplement thereto authorized by the Company on or prior to the Closing Date (as defined  herein) for use in connection  with the offering of the
         Certificates, are hereinafter called the "Prospectus."

(b)      The  Registration  Statement has become  effective,  and the  Registration  Statement as of the effective date (the "Effective
         Date," as defined in this  paragraph),  and the  Prospectus,  as of the date of the  Prospectus  Supplement,  complied  in all material respects with the applicable  requirements of the Act and the 1933 Act Regulations;  and the Registration  Statement,
         as of the  Effective  Date,  did not contain any untrue  statement  of a material  fact and did not omit to state any material fact required to be stated therein or necessary to make the statements  therein not  misleading;  and each Issuer Free Writing
         Prospectus  (as defined  herein) as of its date did not and at all times prior to the date of the Prospectus  Supplement  will not, and the Prospectus,  as of the date of the Prospectus  Supplement did not and as of the Closing Date will not, contain an untrue  statement  of a material  fact and did not and will not omit to state a material  fact  necessary in order to make the statements  therein,  in the light of the circumstances  under which they were made, not misleading (except in the case of any
         Issuer Free Writing  Prospectus,  any omission with respect to  information  included in the  definition  of Senior  Structure
         Information);  provided,  however, that neither the Company nor Residential Funding makes any representations or warranties as to the  information  contained in or omitted from the  Registration  Statement or the  Prospectus or any amendment  thereof or supplement  thereto  relating to the  information  therein that is Excluded  Information  (as defined  herein);  and provided, further,  that neither the Company nor  Residential  Funding  makes any  representations  or  warranties  as to either (i) any information  contained in any Underwriter  Prepared Issuer FWP (as defined herein) or Underwriter Free Writing  Prospectus (as defined  herein)  except,  in each  case,  to the  extent of (x) any  information  set forth  therein  that  constitutes  Pool
         Information (as defined below) or (y) any information  accurately extracted from the Preliminary  Prospectus Supplement or any
         Issuer Free Writing  Prospectus and included in any Underwriter  Prepared Issuer FWP or Underwriter  Free Writing  Prospectus,
         or (ii) any  information  contained in or omitted from the  portions of the  Prospectus  identified  by  underlining  or other highlighting  as shown in Exhibit F (the  "Underwriter  Information").  The Effective  Date shall mean the earlier of the date on which the  Prospectus  Supplement  is first used and the time of the first  Contract of Sale (as  defined  herein) to which such Prospectus  Supplement  relates.  The initial effective date of the Registration  Statement was within three years of the
         Closing Date. If the third  anniversary  of the initial  effective  date occurs within six months after the Closing Date,  the
         Company will use best efforts to take such action as may be necessary or  appropriate  to permit the public  offering and sale of the Certificates as contemplated  hereunder.  The Company  acknowledges  that the Underwriter  Information  constitutes the only  information  furnished  in  writing  by you or on  your  behalf  for  use in  connection  with  the  preparation  of the
         Registration Statement or the Prospectus, and the Underwriter confirms that the Underwriter Information is correct.

(c)      (i) "ABS Informational and Computational Materials" shall have the meaning given such term in Item 1101 of Regulation AB.

(ii)     "Approved Offering Materials" means with respect to any class of Certificates  anticipated to be rated in the highest category by any Rating Agency,  collectively the following documents as most recently provided by the Company and designated in writing by the  Company as  Approved  Offering  Materials  prior to the time of any  Contract  of Sale:  (i) one or more term  sheets, providing factual  information about the Certificates and the structure and basic parameters  thereof  (excluding  information about the subdivision of the senior classes into tranches),  the basic terms of the subordination or other credit enhancements if known,  factual  information about the Mortgage Loans (which may include  parameters or "stips" or tabular data prepared by the Company),  the identity of and basic information  about key parties to the transaction known to the Company,  and the tax,
         ERISA and SMMEA  characteristics  of the Certificates,  (ii) a term sheet  supplement,  containing risk factors and additional information of the type to appear in the Prospectus  Supplement to the extent known, and (iii) the Base Prospectus,  which may be provided by a weblink.  Each of the items  described in (i) and (ii) in the preceding  sentence shall  constitute an Issuer
         Free Writing  Prospectus and any additional  information  provided by the  Underwriter  shall  constitute an Underwriter  Free
         Writing  Prospectus  or  Underwriter  Prepared  Issuer  FWP,  as the case may be.  With  respect to any class of  Certificates anticipated to be rated in the second highest or a lower category by any Rating Agency,  "Approved  Offering  Materials" means the Prospectus.

(iii)    "Contract of Sale" has the same meaning as in Rule 159 of the 1933 Act  Regulations  and all Commission  guidance  relating to
         Rule 159.

(iv)     "Excluded  Information"  shall mean, with respect to each of the  Registration  Statement and the Prospectus,  the information identified by underlining or other highlighting as shown on Exhibit E.

(v)      "Free Writing Prospectus" shall have the meaning given such term in Rules 405 and 433 of the 1933 Act Regulations.

(vi)     "Issuer Free Writing Prospectus" shall mean any Free Writing Prospectus prepared by or on behalf of the Company and identified by the Company as an Issuer Free Writing Prospectus and relating to the Certificates or the offering thereof.

(vii)    "Issuer  Information"  shall mean any  information  of the type  specified in clauses (1) - (5) of footnote 271 of  Commission
         Release No. 33-8591 (Securities Offering Reform), other than Underwriter Derived Information. Consistent with such definition,
         "Issuer  Information"  shall not be deemed to include any  information  in a Free Writing  Prospectus  solely by reason of the
         Company's review of the materials pursuant to Section 4.4(e)  below and,  consistent with Securities Offering Reform Questions and Answers, November 30, 2005 promulgated by the staff of the Commission, "Issuer Information" shall not be deemed to include any  information in a Free Writing  Prospectus  solely by reason that the  Underwriter has agreed not to use such Free Writing
         Prospectus without consent of the Company.

(viii)   "Permitted Additional Materials" shall mean information that is not ABS Informational and Computational Materials and (x) that are referred to in Section 4.4(c) so long as any Issuer Information  provided by the Underwriter pursuant to Section 4.4(c) is limited to information  included within the definition of ABS Informational and Computational  Materials,  (y) that constitute
         Certificate  price,  yield,  weighted  average life,  subscription  or allocation  information,  or a trade  confirmation,  or
         (z) otherwise  with respect to which the Company has provided  written consent to the Underwriter to include in a Free Writing
         Prospectus.

(ix)     "Pool Information" means with respect to any Free Writing  Prospectus,  the information with respect to the characteristics of the Mortgage Loans and administrative and servicing fees, as provided by or on behalf of the Company or Residential Funding to the Underwriter at the time most recent to the date of such Free Writing Prospectus.

(x)      "Senior Structure  Information" shall mean, with respect to each class of Certificates  anticipated to be rated in the highest category by any Rating Agency  (collectively,  the "Senior  Certificates"),  (i) the Pass-Through Rate if a fixed rate, or the formula for  determining  the  Pass-Through  Rate, (ii) the terms and the provider of any yield  maintenance  agreement,  swap agreement or other agreement that provides payments payable on any class of the Senior  Certificates,  (iii) the terms and the provider of any surety bond,  financial guaranty insurance policy, or other insurance policy regarding any class of the Senior
         Certificates not known to the Company when the Approved Offering Materials were prepared, (iv) the allocation to each class of
         Senior  Certificates of the aggregate amount of the cashflow payable among the Senior Certificates  collectively,  and (v) the allocation  to each class of Senior  Certificates  of the  aggregate  amount of any  Realized  Losses  allocable to the Senior
         Certificates collectively.

(xi)     "Underwriter Derived Information" shall refer to information of the type described in clause (5) of footnote 271 of Commission
         Release No. 33-8591 (Securities  Offering Reform) when prepared by the Underwriter,  including  traditional  computational and analytical materials prepared by the Underwriter.

(xii)    "Underwriter  Free Writing  Prospectus" shall mean all Free Writing  Prospectuses  prepared by or on behalf of the Underwriter other than any Underwriter Prepared Issuer FWP, including any Permitted Additional Materials.

(xiii)   "Underwriter  Prepared Issuer FWP" shall mean any Free Writing  Prospectus or portion thereof  prepared by or on behalf of the
         Underwriter  that contains only a description of the final terms of the  Certificates  or of the offering of the  Certificates after the final terms have been established for all classes of Senior Certificates.

(xiv)    "Written Communication" shall have the meaning given such term in Rule 405 of the 1933 Act Regulations.

(d)      The Company has been duly  incorporated  and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite  corporate  power to own its properties  and to conduct its business as presently  conducted by it.

(e)      The  Company  was  not,  as of any  date on or after  which a bona  fide  offer  (as  used in Rule  164(h)(2)  of the 1933 Act
         Regulations)  of the  Certificate  is made an  Ineligible  Issuer,  as  such  term is  defined  in Rule  405 of the  1933  Act
         Regulations.  The Company shall comply with all applicable  laws and  regulations  in connection  with the use of Free Writing
         Prospectuses,  including  but not  limited  to Rules  164 and 433 of the  1933 Act  Regulations  and all  Commission  guidance relating to Free Writing Prospectuses, including but not limited to Commission Release No. 33-8591.

(f)      This Agreement has been duly authorized, executed and delivered by the Company.

(g)      As of the Closing Date (as defined herein) the Certificates will conform in all material  respects to the description  thereof contained in the  Prospectus  and the  representations  and  warranties of the Company in the Pooling and Servicing  Agreement
         will be true and correct in all material respects.

1.2      Residential  Funding  represents  and  warrants to, and agrees with you that as of the Closing  Date the  representations  and warranties of Residential Funding in the Pooling and Servicing Agreement will be true and correct in all material respects.

1.3      The Underwriter represents and warrants to and agrees with the Company and Residential Funding that:

(a)      No purpose of the  Underwriter  relating  to the  purchase of the Class R  Certificates  by the  Underwriter  is or will be to enable the Company to impede the assessment or collection of any tax.

(b)      The  Underwriter has no present  knowledge or expectation  that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

(c)      The Underwriter has no present  knowledge or expectation that it will become  insolvent or subject to a bankruptcy  proceeding for so long as any of the Certificates remain outstanding.

(d)      No purpose of the Underwriter  relating to any sale of any of the Class R Certificates  by the  Underwriter  will be to enable it to impede the assessment or collection of tax. In this regard,  the  Underwriter  hereby  represents to and for the benefit of the  Company  and  Residential  Funding  that the  Underwriter  intends to pay taxes  associated  with  holding the Class R
         Certificates  (other than with respect to the portion of each of the Class R Certificates  retained by  Residential  Funding), as they become due, fully  understanding  that it may incur tax liabilities in excess of any cash flows generated by the Class
         R Certificates.

(e)      The Underwriter  will, in connection  with any transfer it makes of the Class R  Certificates,  obtain from its transferee the affidavit required by Section  5.02(f)(i)(B)(I) of the Pooling and Servicing Agreement,  will not consummate any such transfer if it knows or believes  that any  representation  contained in such  affidavit is false and will provide the Trustee with the
         Certificate required by Section 5.02(f)(i)(B)(II) of the Pooling and Servicing Agreement.

(f)      The Underwriter  hereby certifies that (i) with respect to any classes of Certificates  issued in authorized  denominations or
         Percentage  Interests of less than a notional  amount of $2,000,000  or a Percentage  Interest of 20% the fair market value of each such  Certificate  sold to any  person on the date of  initial  sale  thereof  by the  Underwriter  will not be less than
         $100,000 and (ii) with respect to each class of  Certificates  to be maintained on the  book-entry  records of The  Depository
         Trust  Company  ("DTC"),  the  interest  in each such class of  Certificates  sold to any  person on the date of initial  sale thereof by the  Underwriter  will not be less than the minimum  denomination  indicated for such class of  Certificates in the
         Prospectus Supplement.

(g)      The  Underwriter  will  have  funds  available  at  [_________],  in the  Underwriter's  account  at such bank at the time all documents  are executed and the closing of the sale of the  Certificates  is  completed,  except for the transfer of funds and the  delivery of the  Certificates.  Such funds will be  available  for  immediate  transfer  into the account of  Residential
         Funding maintained at such bank.

(h)      As of the date hereof and as of the Closing Date, the Underwriter  has complied with all of its obligations  hereunder and all information  contained in any  Underwriter  Free Writing  Prospectus  and in any  Underwriter  Prepared  Issuer FWP as used in connection  with any Contract of Sale and all  Underwriter  Information  are accurate in all  material  respects  (taking into account  the  assumptions  explicitly  set  forth  in  such  Underwriter  Prepared  Issuer  FWP or  Underwriter  Free  Writing
         Prospectus),  except to the extent of (x) any errors  therein that are caused by errors or  omissions in the Pool  Information or (y)  information  accurately  extracted from any Issuer Free Writing  Prospectus and included in any  Underwriter  Prepared
         Issuer FWP or Underwriter Free Writing Prospectus.

(i)      Prior to the Closing Date, the  Underwriter  shall notify the Company and  Residential  Funding of the earlier of (x) the date on which the  Prospectus  Supplement  is first used and (y) the time of the first  Contract  of Sale to which such  Prospectus
         Supplement relates.

1.4      The  Underwriter  covenants and agrees to pay directly,  or reimburse the Company or  Residential  Funding upon demand for (i)
any and all taxes (including  penalties and interest) owed or asserted to be owed by the Company or Residential  Funding as a result of a claim by the Internal  Revenue  Service that the transfer of the Class R Certificates  to the  Underwriter  hereunder or any transfer thereof by the Underwriter may be disregarded for federal tax purposes and (ii) any and all losses,  claims,  damages and  liabilities, including  attorney's fees and expenses,  arising out of any failure of the Underwriter to make payment or  reimbursement in connection with any such  assertion as required in (i) above.  In addition,  the  Underwriter  acknowledges  that on the Closing Date  immediately after the  transactions  described  herein it will be the owner of the Class R  Certificates  (other  than a de minimis  portion of the
Class R  Certificates  to be held by  Residential  Funding) for federal tax purposes,  and the  Underwriter  covenants that it will not assert in any proceeding that the transfer of the Class R Certificates  from the Company to the  Underwriter  should be disregarded for any purpose.

2.       Purchase and Sale.  Subject to the terms and conditions  and in reliance upon the  representations  and warranties  herein set forth,  the Company  agrees to sell to you,  and you agree to purchase  from the  Company,  the  Certificates  (other than a de minimis portion of the Class R  Certificates,  which shall be transferred  by the Company to Residential  Funding) at a price equal to [_____]%
of the aggregate certificate  principal balance of the Certificates as of the Closing Date (as defined herein).  There will be added to the purchase price of the  Certificates  an amount equal to interest  accrued thereon from the Cut-off Date up to but not including the
Closing Date.  The purchase price for the  Certificates  was agreed to by the Company in reliance upon the transfer from the Company to the Underwriter of the tax liabilities associated with the ownership of the Class R Certificates.

3.       Delivery and Payment.  Delivery of and payment for the Certificates  shall be made at the office of [Mayer,  Brown, Rowe & Maw
LLP] [Orrick,  Herrington & Sutcliffe  LLP] at 10:00 a.m.,  New York City time, on [________]  [__],  200[__] or such later date as you shall  designate,  which date and time may be postponed by  agreement  between you and the Company  (such date and time of delivery and payment for the  Certificates  being herein called the "Closing  Date").  Delivery of the [Deal Name],  Class A-1,  Class A-2 and Class
A-3  Certificates  shall be made to you  through  the  Depository  Trust  Company  ("DTC")  (such  Certificates,  the  "DTC  Registered
Certificates"),  and delivery of the Class R Certificates  (the "Definitive  Certificates")  shall be made in registered,  certificated form,  in each case  against  payment by you of the  purchase  price  thereof to or upon the order of the  Company by wire  transfer in immediately  available  funds.  The  Definitive  Certificates  shall be registered in such names and in such  denominations  as you may request  not less than two  business  days in advance of the  Closing  Date.  The Company  agrees to have the  Definitive  Certificates available for inspection, checking and packaging by you in New York, New York not later than 9:00 a.m. on the Closing Date.

4.       Offering by Underwriter.

4.1      It is understood  that you propose to offer the  Certificates  for sale to the public as set forth in the  Prospectus  and you agree that all such offers and sales by you shall be made in compliance  with all applicable  laws and  regulations.  Prior to the date of the first  Contract of Sale made based on the Approved  Offering  Materials,  you have not pledged,  sold,  disposed of or otherwise transferred any Certificate, Mortgage Loans or any interest in any Certificate.

4.2      It is understood that you will solicit offers to purchase the Certificates as follows:

(a)      Prior to the time you have  received the Approved  Offering  Materials  you may, in  compliance  with the  provisions  of this
Agreement,  solicit offers to purchase  Certificates;  provided,  that you shall not accept any such offer to purchase a Certificate or any interest in any  Certificate  or Mortgage Loan or otherwise  enter into any Contract of Sale for any  Certificate,  any interest in any Certificate or any Mortgage Loan prior to your conveyance of Approved Offering Materials to the investor.

(b)      any Written  Communication  relating to the Certificates made by an Underwriter in compliance with the terms of this Agreement prior to the time such  Underwriter  has entered into a Contract of Sale for  Certificates  with the recipient  shall  prominently  set forth the following statements (or a substantially similar statements approved by the Company):

                  The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Certificates, supersedes any information contained in any prior similar materials relating to the Certificates.  The information in this free writing prospectus is preliminary, and is subject to completion or change.  This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates, until we have accepted your offer to purchase Certificates.

                  The Certificates referred to in these materials are being sold when, as and if issued.  The issuer is not obligated to issue such Certificates or any similar security and the underwriter's obligation to deliver such Certificates is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such Certificates when, as and if issued by the issuer.  You are advised that the terms of the Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  You are advised that Certificates may not be issued that have the characteristics described in these materials.  The underwriter's obligation to sell such
                  Certificates to you is conditioned on the mortgage loans and Certificates having the characteristics described in these materials.  If  for any reason the issuer does not deliver such
                  Certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

4.3      It is  understood  that you will not enter into a Contract of Sale with any  investor  until the Approved  Offering  Materials have been conveyed to the investor with respect to the Certificates which are the subject of such Contract of Sale.

4.4      It is understood that you may prepare and provide to prospective investors certain Free Writing  Prospectuses,  subject to the following conditions:

(a)      Unless  preceded or  accompanied  by a prospectus  satisfying the  requirements  of Section 10(a) of the Act, the  Underwriter shall not  convey or  deliver  any  Written  Communication  to any  person in  connection  with the  initial  offering  of the
         Certificates,  unless  such  Written  Communication  (i) is made in  reliance on Rule 134 under the Act,  (ii)  constitutes  a prospectus  satisfying the requirements of Rule 430B under the Act or (iii) constitutes a Free Writing  Prospectus (as defined in Section 1.1(c) above)  consisting solely of  (x) information  of a type included within the definition of ABS Informational and Computational  Materials (as defined below),  (y) Permitted  Additional Materials or (z) information  accurately extracted from any Issuer Free Writing  Prospectus  and included in any  Underwriter  Prepared  Issuer FWP or  Underwriter  Free Writing
         Prospectus.

(b)      The  Underwriter  shall  comply  with  all  applicable  laws  and  regulations  in  connection  with  the use of Free  Writing
         Prospectuses,  including  but not  limited  to Rules  164 and 433 of the  1933 Act  Regulations  and all  Commission  guidance relating to Free Writing Prospectuses, including but not limited to Commission Release No. 33-8591.

(c)      It is understood  and agreed that all  information  provided by the  Underwriter  to or through  Bloomberg or Intex or similar entities for use by  prospective  investors,  or imbedded in any CDI file  provided to  prospective  investors,  to the extent constituting a Free Writing Prospectus, shall be deemed an Underwriter Free Writing Prospectus.

(d)      All Free Writing  Prospectuses  provided to  prospective  investors,  whether or not filed with the  Commission,  shall bear a legend including the following statement (or a substantially similar statement approved by the Company):

                           "THE  DEPOSITOR  HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING  A  PROSPECTUS)  WITH THE
                           SECURITIES AND EXCHANGE  COMMISSION (THE SEC) FOR THE OFFERING TO WHICH THIS  COMMUNICATION
                           RELATES.   BEFORE  YOU  INVEST,  YOU  SHOULD  READ  THE  PROSPECTUS  IN  THAT  REGISTRATION
                           STATEMENT AND OTHER DOCUMENTS THE  DEPOSITOR  HAS  FILED  WITH  THE SEC FOR  MORE  COMPLETE
                           INFORMATION  ABOUT  THE  DEPOSITOR  AND THE  OFFERING.  YOU MAY GET THESE  DOCUMENTS  AT NO
                           CHARGE  BY  VISITING  EDGAR  ON  THE  SEC  WEB  SITE  AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE
                           DEPOSITOR,  ANY  UNDERWRITER  OR ANY DEALER  PARTICIPATING  IN THE OFFERING WILL ARRANGE TO
                           SEND  YOU  THE   PROSPECTUS   AT  NO  CHARGE  IF  YOU  REQUEST  IT  BY  CALLING   TOLL-FREE
                           1-8[XX-XXX-XXXX] OR VIA EMAIL AT ______________.

         Each of the Underwriter  and the Company shall have the right to request  additional  specific  legends or notations to appear on any Free Writing  Prospectus and shall have the right to require changes  regarding the use of terminology and the right to determine  the types of  information  appearing  therein  with the  approval  of the other  (which  shall not be  unreasonably withheld).

(e)      The Underwriter shall deliver to the Company and its counsel (in such format as reasonably required by the Company), no later than the business day prior to the date of the required filing under Section 5.10, an Underwriter Prepared Issuer
         FWP.  To facilitate filing to the extent required by Section 5.10 or 5.11, as applicable, all Underwriter Derived
         Information shall be set forth in a document separate from any Underwriter Prepared Issuer FWP including Issuer Information.

(f)      The  Underwriter  shall provide the Company with a letter from  [____________],  certified  public  accountants,  prior to the
         Closing Date,  satisfactory in form and substance to the Company,  Residential  Funding and their respective  counsels and the
         Underwriter,  to the effect that such accountants have performed certain specified  procedures,  all of which have been agreed to by the Company and the  Underwriter,  as a result of which they  determined  that  certain  information  of an  accounting, financial or statistical  nature that is included in any  Underwriter  Prepared  Issuer FWP,  other than any Pool  Information therein and any  information  accurately  extracted from any Issuer Free Writing  Prospectus and included in such  Underwriter
         Prepared  Issuer FWP, is  accurate  except as to such  matters  that are not deemed by the Company and the  Underwriter  to be material.  The foregoing letter shall be at the expense of the Underwriter.

(g)      None of the information in any Free Writing  Prospectus may conflict with the information  then contained in the  Registration
         Statement or any prospectus or prospectus  supplement that is a part thereof.  The  Certificates  described in any Underwriter
         Free Writing  Prospectus or any Underwriter  Prepared  Issuer FWP will be of a type set forth in one of the categories  listed beneath the heading  "Description of Securities" in the term sheet supplement  included in the Approved Offering Materials and the description of the  characteristics  of the  Certificates  contained in such  Underwriter  Free Writing  Prospectus or any
         Underwriter  Prepared Issuer FWP shall not be inconsistent  with the description of the  Certificates  beneath such heading in the term sheet supplement.

(h)      The Company  shall not be obligated  to file any Issuer Free Writing  Prospectuses  that have been  determined  to contain any material error or omission unless such Issuer Free Writing  Prospectus has been provided to a prospective  investor,  in which case,  the  Underwriter  shall  cooperate  with the Company to prepare a corrective  Issuer Free Writing  Prospectus  that the
         Underwriter  will provide to any such prospective  investor and the Company shall file to the extent required  herein.  In the event that the Underwriter  becomes aware that, as of the date on which an investor  entered into a Contract of Sale, any Free
         Writing  Prospectus  prepared by or on behalf of the Underwriter and delivered to such investor contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements  contained therein,  in light of the  circumstances  under which they were made, not misleading  (such Free Writing  Prospectus,  a "Defective  Free Writing
         Prospectus"),  the Underwriter  shall notify the Company thereof as soon as practical but in any event within one business day after discovery.

(i)      If the  Underwriter  does not provide any Free Writing  Prospectuses  to the Company  pursuant to  subsection  (e) above,  the
         Underwriter  shall be deemed to have  represented,  as of the Closing Date, that it did not provide any prospective  investors with any information in written or electronic form in connection with the offering of the  Certificates  that would constitute an Underwriter Prepared Issuer FWP.

(j)      In the event of any delay in the delivery by the  Underwriter to the Company of any  Underwriter  Prepared Issuer FWP required to be delivered in accordance  with  subsection (e) above,  or in the delivery of the  accountant's  comfort letter in respect thereof  pursuant  to  subsection  (f) above,  the  Company  shall have the right to delay the  release of the  Prospectus  to investors or to the  Underwriter,  to delay the Closing Date and to take other  appropriate  actions in each case as necessary in order to allow the  Company to comply  with its  agreement  set forth in  Section  5.10 to file such  Underwriter  Prepared
         Issuer FWP by the time specified therein.

(k)      The  Underwriter  represents  that it has in place,  and covenants that it shall  maintain,  internal  controls and procedures which it reasonably  believes to be sufficient to ensure full  compliance with all applicable  legal  requirements of the 1933
         Act  Regulations  with respect to the generation and use of Free Writing  Prospectuses  in connection with the offering of the
         Certificates.  In addition,  each  Underwriter  shall,  for a period of at least three years after the date  hereof,  maintain written and/or electronic records of the following:

(i)      any Free Writing  Prospectus used by the  Underwriter to solicit offers to purchase  Certificates to the extent not filed with the Commission;

(ii)     regarding each Free Writing Prospectus delivered by the Underwriter to an investor,  the date of such delivery and identity of such investor; and

(iii)    regarding  each Contract of Sale entered into by such  Underwriter,  the date,  identity of the investor and the terms of such
         Contract of Sale, as set forth in the related confirmation of trade.

(l)      The Underwriter  covenants with the Company that after the final Prospectus is available the Underwriter  shall not distribute any written  information  concerning  the  Certificates  to a  prospective  investor  unless such  information  is preceded or accompanied by the final  Prospectus.  It is understood and agreed that the use of written  information in accordance with the preceding sentence is not a Free Writing Prospectus and is not otherwise restricted or governed in any way by this Agreement.

(m)      The  Underwriter  shall not use any Free  Writing  Prospectus  in  connection  with the  solicitation  of  offers to  purchase
         Certificates  from any prospective  investor in a class of Certificates  with  denominations of less than $25,000 or otherwise designated  as a "retail"  class of  Certificates,  and the  Underwriter  shall not authorize any such use of any Free Writing
         Prospectus by any dealer that purchases any such Certificates from the Underwriter.

4.5      You  further  agree  that on or prior to the  sixth  day after  the  Closing  Date,  you  shall  provide  the  Company  with a certificate,  substantially in the form of Exhibit G attached hereto, setting forth (i) in the case of each class of Certificates,  (a)
if less than 10% of the aggregate  certificate  principal  balance of such class of Certificates has been sold to the public as of such date, the value  calculated  pursuant to clause (b)(iii) of Exhibit G hereto,  or, (b) if 10% or more of such class of Certificates has been sold to the public as of such date but no single price is paid for at least 10% of the  aggregate  certificate  principal  balance of such class of  Certificates,  then the  weighted  average  price at which the  Certificates  of such class were sold  expressed as a percentage of the certificate  principal  balance of such class of  Certificates  sold, or (c) the first single price at which at least
10% of the  aggregate  certificate  principal  balance  of such  class of  Certificates  was sold to the  public,  (ii) the  prepayment assumption  used in pricing  each class of  Certificates,  and (iii) such other  information  as to matters of fact as the  Company may reasonably  request to enable it to comply with its reporting  requirements  with respect to each class of  Certificates  to the extent such information can in the good faith judgment of the Underwriter be determined by it.

4.6      The  Underwriter  agrees that (i) if the Prospectus is not delivered with the  confirmation  in reliance on Rule 172,  it will include in every  confirmation  sent out the notice  required by Rule 173 informing the investor that the sale was made pursuant to the
Registration  Statement and that the investor may request a copy of the Prospectus  from the  Underwriter;  (ii) if a paper copy of the
Prospectus  is  requested  by a person  who  receives  a  confirmation,  Underwriter  shall  deliver  a printed  or paper  copy of such
Prospectus;  and (iii) if an electronic copy of the Prospectus is delivered by the Underwriter for any purpose,  such copy shall be the same electronic file containing the Prospectus in the identical form transmitted  electronically  to the Underwriter by or on behalf of the Company  specifically for use by the Underwriter  pursuant to this Section 4.6; for example,  if the Prospectus is delivered to the
Underwriter  by or on  behalf of the  Company  in a single  electronic  file in pdf  format,  then the  Underwriter  will  deliver  the electronic  copy of the Prospectus in the same single  electronic  file in pdf format.  The  Underwriter  further agrees that (i) if it delivers to an investor the Prospectus in pdf format,  upon the Underwriter's  receipt of a request from the investor within the period for which  delivery of the  Prospectus is required,  the  Underwriter  will promptly  deliver or cause to be delivered to the investor, without  charge,  a paper copy of the  Prospectus  and (ii) it will  provide to the Company  any  Underwriter  Prepared  Issuer FWP, or
portions  thereof,  which the Company is required to file with the Commission in electronic  format and will use reasonable  efforts to provide to the Company such  Underwriter  Prepared  Issuer FWP, or portions  thereof,  in either  Microsoft  Word® or Microsoft  Excel®
format and not in a pdf, except to the extent that the Company, in its sole discretion, waives such requirements.

5.       Agreements.  The Company and you agree as follows:

5.1      Before amending or supplementing the Registration  Statement or the Prospectus with respect to the  Certificates,  the Company will furnish you with a copy of each such proposed amendment or supplement.

5.2      The Company will cause the  Prospectus  Supplement to be  transmitted  to the  Commission  for filing  pursuant to Rule 424(b)
under the Act by means reasonably calculated to result in filing with the Commission pursuant to said rule.

5.3      If, during the period after the first date of the public offering of the  Certificates  in which a prospectus  relating to the
Certificates  is required to be delivered  under the Act, any event occurs as a result of which it is necessary to amend or  supplement the Prospectus,  as then amended or supplemented,  in order to make the statements  therein, in the light of the circumstances when the
Prospectus is delivered to a purchaser,  not  misleading,  or if it shall be necessary to amend or supplement  the Prospectus to comply with the Act or the 1933 Act  Regulations,  the  Company  promptly  will  prepare  and  furnish,  at its own  expense,  to you,  either amendments or supplements to the  Prospectus so that the  statements in the Prospectus as so amended or  supplemented  will not, in the light of the  circumstances  when the Prospectus is delivered to a purchaser,  be misleading or so that the Prospectus will comply with law.

5.4      If the Company or the Underwriter  determines or becomes aware that any Written  Communication  (including  without limitation any Free Writing  Prospectus) or oral statement (when considered in conjunction  with all information  conveyed at the time of Contract of Sale)  contains an untrue  statement of material fact or omits to state a material fact necessary to make the  statements,  in light of the  circumstances  under which they were made,  not  misleading  at the time that a Contract of Sale was entered  into,  either the
Company or the Underwriter may prepare  corrective  information with notice to the other party, and the Underwriter  shall deliver such information in a manner  reasonably  acceptable to both parties,  to any person with whom a Contract of Sale was entered into, and such information shall provide any such person with the following:

(a)      Adequate disclosure of the contractual arrangement;

(b)      Adequate disclosure of the person's rights under the existing Contract of Sale at the time termination is sought;

(c)      Adequate  disclosure of the new  information  that is necessary to correct the  misstatements  or omissions in the information given at the time of the original Contract of Sale; and

(d)      A  meaningful  ability to elect to  terminate or not  terminate  the prior  Contract of Sale and to elect to enter into or not enter into a new Contract of Sale.

Any costs incurred to the investor in connection  with any such  termination  or reformation  shall be subject to Sections 7.1 and 7.2, as applicable.

5.5      The Company will furnish to you, without charge, a copy of the Registration  Statement  (including  exhibits  thereto) and, so long as delivery of a  prospectus  by an  underwriter  or dealer may be  required  by the Act,  as many copies of the  Prospectus,  any documents  incorporated  by reference  therein and any amendments and  supplements  thereto as you may  reasonably  request;  provided, however,  that if the Prospectus is not delivered with the confirmation in reliance on Rule 172,  you will provide the notice specified in Section 4.6 in every  confirmation  and will deliver a paper copy of the  prospectus  to those  investors  that request a paper copy thereof.

5.6      The Company agrees,  so long as the  Certificates  shall be  outstanding,  or until such time as you shall cease to maintain a secondary market in the  Certificates,  whichever first occurs,  to deliver to you the annual  statement as to compliance  delivered to the Trustee pursuant to Section 3.18 of the Pooling and Servicing  Agreement and the annual  statement of a firm of independent  public accountants  furnished to the Trustee pursuant to Section 3.19 of the Pooling and Servicing  Agreement,  as soon as such statements are furnished to the Company.

5.7      The Company will endeavor to arrange for the  qualification of the Certificates for sale under the laws of such  jurisdictions as you may reasonably  designate and will maintain such  qualification  in effect so long as required for the initial  distribution  of the Certificates;  provided,  however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited  service of process in any jurisdiction  where it is not now so subject.

5.8      If the transactions  contemplated by this Agreement are consummated,  the Company or Residential  Funding will pay or cause to be paid all expenses  incident to the performance of the obligations of the Company and Residential  Funding under this Agreement,  and will reimburse you for any reasonable expenses  (including  reasonable fees and disbursements of counsel) reasonably incurred by you in connection with  qualification  of the Certificates  for sale and  determination of their  eligibility for investment under the laws of such jurisdictions as you have reasonably  requested pursuant to Section 5.7 above and the printing of memoranda relating thereto,  for any fees charged by investment  rating  agencies for the rating of the  Certificates,  and for expenses  incurred in  distributing  the
Prospectus  (including  any  amendments  and  supplements  thereto)  to the  Underwriter.  Except  as  herein  provided,  you  shall be responsible for paying all costs and expenses  incurred by you,  including the fees and  disbursements  of your counsel,  in connection with the purchase and sale of the Certificates.

5.9      If, during the period after the Closing Date in which a prospectus  relating to the  Certificates  is required to be delivered under the Act, the Company receives notice that a stop order suspending the  effectiveness of the Registration  Statement or preventing the offer and sale of the Certificates is in effect, the Company will advise you of the issuance of such stop order.

5.10     The Company  shall file any Issuer Free Writing  Prospectus,  and any  Underwriter  Prepared  Issuer FWP provided to it by the
Underwriter under Section 4.4, not later than the date of first use thereof, except that:

(a)      any Issuer Free Writing  Prospectus or Underwriter  Prepared Issuer FWP or portion thereof otherwise required to be filed that contains  only (1) a description  of the final terms of the  Certificates  may be filed by the Company  within two days of the later of the date such final terms have been  established for all classes of  Certificates  and the date of first use, and (2)
         a description  of the terms of the  Certificates  that does not reflect the final terms after they have been  established  for all classes of all Certificates is not required to be filed; and

(b)      if the Issuer Free Writing  Prospectus or Underwriter  Prepared Issuer FWP includes only information of a type included in the definition  of ABS  Informational  and  Computational  Materials,  the  Company  shall  file the same  within the later of two business  days after the  Underwriter  first  provides  this  information  to investors and the date upon which the Company is required to file the Prospectus Supplement with the Commission pursuant to Rule 424(b)(3) of the Act.

provided  further,  that prior to the filing of any Underwriter  Prepared Issuer FWP by the Company,  the Underwriter  must comply with its  obligations  pursuant to Section 4.4 and that the Company shall not be required to file any Free Writing  Prospectus to the extent such Free Writing Prospectus  includes  information in a Free Writing Prospectus or Prospectus  previously filed with the Commission or that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

5.11     The Underwriter  shall file any Underwriter  Free Writing  Prospectus that has been distributed by the Underwriter in a manner reasonably  designed to lead to its broad,  unrestricted  dissemination  within the later of two  business  days after the  Underwriter first provides this  information to investors and the date upon which the Company is required to file the  Prospectus  Supplement  with the Commission  pursuant to Rule 424(b)(3) of the Act or otherwise as required under Rule 433 of the Act; provided,  however,  that the
Underwriter  shall not be required  to file any  Underwriter  Free  Writing  Prospectus  to the extent such  Underwriter  Free  Writing
Prospectus  includes  information  in a Free Writing  Prospectus or Prospectus  previously  filed with the  Commission or that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

5.12     The Company  acknowledges  and agrees that the  Underwriter  is acting  solely in the capacity of an arm's length  contractual counterparty to the Company with respect to the offering of securities  contemplated  hereby  (including in connection with determining the terms of the  offering)  and not as a  financial  advisor  or a  fiduciary  to, or an agent of, the  Company  or any other  person.
Additionally,  the  Underwriter  is not  advising  the company or any other  person as to any legal,  tax,  investment,  accounting  or regulatory  matters in any  jurisdiction.  The  Company  shall  consult  with its own  advisors  concerning  such  matters and shall be responsible for making its own independent  investigation and appraisal of the transactions  contemplated  hereby,  and the Underwriter shall have no  responsibility  or liability to the Company with respect  thereto.  Any review by the  Underwriter  of the Company,  the transactions  contemplated  hereby or other  matters  relating to such  transactions  will be  performed  solely for the benefit of the
Underwriter and shall not be on behalf of the Company.

6.       Conditions  to the  Obligations  of the  Underwriter.  The  Underwriter's  obligation  to purchase the  Certificates  shall be subject to the following conditions:

6.1      No stop order  suspending the  effectiveness  of the  Registration  Statement shall be in effect,  and no proceedings for that purpose shall be pending or, to the knowledge of the Company,  threatened by the Commission;  and the Prospectus  Supplement shall have been filed or transmitted for filing by means reasonably  calculated to result in a filing with the Commission  pursuant to Rule 424(b)
under the Act.

6.2      Since  [________]  [__],  200[__] there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Company or Residential Funding.

6.3      The Company shall have  delivered to you a certificate,  dated the Closing Date, of the President,  a Senior Vice President or
a Vice President of the Company to the effect that the signer of such  certificate has examined this Agreement,  the Approved  Offering
Materials,  the Prospectus,  the Pooling and Servicing  Agreement and various other closing documents,  and that, to the best of his or her knowledge after reasonable investigation:

(a)      the  representations  and warranties of the Company in this Agreement and in the Pooling and Servicing  Agreement are true and correct in all material respects; and

(b)      the Company has, in all material  respects,  complied with all the  agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

6.4      Residential  Funding  shall have  delivered  to you a  certificate,  dated the  Closing  Date,  of the  President,  a Managing
Director,  a Director or an  Associate  of  Residential  Funding to the effect that the signer of such  certificate  has  examined  the
Pooling and Servicing  Agreement and this Agreement and that, to the best of his or her knowledge after reasonable  investigation,  the representations  and warranties of Residential  Funding contained in the Pooling and Servicing Agreement and in this Agreement are true and correct in all material respects.

6.5      You shall have received the opinions of [Mayer,  Brown, Rowe & Maw LLP] [Orrick,  Herrington & Sutcliffe LLP], special counsel for the Company and  Residential  Funding,  dated the Closing Date and  substantially  to the effect set forth in Exhibits A-1, A-2 and
A-3,  and the  opinion of  [__________],  associate  counsel  for the  Company and  Residential  Funding,  dated the  Closing  Date and substantially to the effect set forth in Exhibit B.

6.6      You shall have received a negative  assurance  letter  regarding the Prospectus from [Mayer,  Brown,  Rowe & Maw LLP] [Orrick,
Herrington & Sutcliffe LLP], special counsel for the Company and Residential Funding, in form satisfactory to you.

6.7      The Underwriter shall have received from [___________],  certified public accountants,  (a) a letter dated the date hereof and satisfactory in form and substance to the Underwriter and the  Underwriter's  counsel,  to the effect that they have performed  certain specified  procedures,  all of which  have been  agreed  to by the  Underwriter,  as a result of which  they  determined  that  certain information of an accounting,  financial or statistical nature set forth in the Prospectus  Supplement under the captions  "Description of the  Mortgage  Pool",  "Description  of  the  Agreements",  "Description  of the  Securities"  and  "Certain  Yield  and  Prepayment
Considerations"  agrees with the records of the Company and Residential  Funding  excluding any questions of legal  interpretation  and
(b) the letter prepared pursuant to Section 4.4(e).

6.8      The Class A Certificates shall have been rated "AAA" by [Fitch Ratings, ("Fitch")] and AAA by [Standard & Poor's ("S&P")].

6.9      You shall have  received the opinion of  [_________],  counsel to the Trustee,  dated the Closing Date,  substantially  to the effect set forth in Exhibit C.

6.10     [You shall have  received  the opinion of Faegre & Benson,  LLP,  special  Minnesota  tax counsel for the  Company,  dated the
Closing Date, substantially to the effect set forth in Exhibit D].

6.11     You shall have received  from  [_______],  associate  counsel to the Company,  a reliance  letter with respect to any opinions delivered to the rating agencies, or you shall have been listed as an addressee on any such opinions.

The Company will  furnish you with  conformed  copies of the above  opinions,  certificates,  letters and  documents as you  reasonably request.

7.       Indemnification and Contribution.

7.1      The Company and  Residential  Funding,  jointly and  severally,  agree to indemnify and hold harmless you and each person,  if any, who  controls  you within the meaning of either  Section 15 of the Act or Section 20 of the  Securities  Exchange Act of 1934,  as
amended (the "Exchange Act"), from and against any and all losses,  claims,  damages and liabilities (i) caused by any untrue statement or alleged untrue  statement of a material fact contained in the  Registration  Statement for the  registration of the  Certificates as originally filed or in any amendment thereof or other filing  incorporated by reference  therein,  or in the Prospectus or incorporated by reference  therein (if used within the period set forth in Section 5.3 hereof and as amended or  supplemented  if the Company  shall have furnished any amendments or supplements  thereto),  or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements  therein,  in light of the circumstances  under which they were made, not  misleading,  or (ii) caused by any untrue  statement or alleged  untrue  statement of a material fact contained in any Issuer Free
Writing  Prospectus,  or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the  circumstances  under which they were made,  not misleading  (except any omission with respect to information  included in the  definition  of Senior  Structure  Information),  or (iii)  caused by any untrue  statement  of a material  fact or alleged  untrue statement of a material fact contained in (x) any Underwriter  Prepared Issuer FWP or any  Underwriter  Free Writing  Prospectus or any
omission or alleged omission to state therein a material fact necessary to make the statements  therein,  in light of the circumstances under which they were made, not misleading,  that in either case was caused by any error or omission in any Pool  Information or (y) or any information  accurately  extracted from any Issuer Free Writing  Prospectus and included in any Underwriter  Prepared Issuer FWP or
Underwriter  Free Writing  Prospectus;  except insofar as such losses,  claims,  damages,  or liabilities are caused by any such untrue statement or omission or alleged untrue  statement or omission based upon any  information  with respect to which the  Underwriter  has agreed to  indemnify  the Company  pursuant to clause (i) of Section 7.2;  provided,  however,  that none of the  Company,  Residential
Funding or you will be liable in any case to the extent that any such loss,  claim,  damage or liability arises out of or is based upon any such  untrue  statement  or alleged  untrue  statement  or omission  or alleged  omission  made  therein  relating to the  Excluded
Information.

7.2      You agree to indemnify and hold harmless the Company,  Residential  Funding,  their  respective  directors or officers and any person  controlling  the  Company  or  Residential  Funding  within the  meaning  of either  Section 15 of the Act or Section 20 of the
Exchange  Act from and against any and all  losses,  claims,  damages and  liabilities  (i) caused by any untrue  statement  or alleged untrue  statement of material fact contained in the Underwriter  Information,  or any omission or alleged omission to state therein any material fact required to be stated  therein or necessary to make the statements  therein,  in light of the  circumstances  under which they were made,  not  misleading,  (ii) caused by any untrue  statement or alleged  untrue  statement of material fact contained in any
Underwriter  Free Writing  Prospectus  (except for any  information  accurately  extracted from any Issuer Free Writing  Prospectus and included in such  Underwriter  Free Writing  Prospectus) or any omission or alleged omission to state therein a material fact necessary to make the statements therein,  in light of the circumstances  under which they were made, not misleading,  (iii) caused by any untrue statement or alleged untrue  statement of material fact contained in any  Underwriter  Prepared  Issuer FWP (except for any information accurately  extracted from any Issuer Free Writing  Prospectus and included in such  Underwriter  Prepared Issuer FWP), or any omission or alleged  omission to state therein a material fact necessary to make the statements  therein,  in light of the  circumstances  under which they were made,  not  misleading,  or (iv) resulting from your failure to comply with Section 4.4(e) or Section 4.3 or failure to file any  Underwriter  Free Writing  Prospectus  required to be filed in accordance  with Section  5.11;  provided,  however,  that the indemnification  set forth in clauses  (ii) and (iii) of this Section 7.2 shall not apply to the extent of any error or omission in any
Underwriter  Prepared  Issuer FWP or any  Underwriter  Free  Writing  Prospectus  that was caused by any error or  omission in any Pool
Information;  provided,  further,  that none of the Company,  Residential  Funding or you will be liable in any case to the extent that any such loss,  claim,  damage or liability  arises out of or is based upon any such untrue  statement or alleged  untrue  statement or omission or alleged  omission  made  therein  relating to the  Excluded  Information.  In  addition,  you agree to  indemnify  and hold harmless  the  Company,  Residential  Funding,  their  respective  directors  or  officers  and any person  controlling  the Company or
Residential Funding against any and all losses, claims, damages,  liabilities and expenses (including,  without limitation,  reasonable attorneys'  fees)  caused  by,  resulting  from,  relating  to, or based upon any  legend  regarding  original  issue  discount  on any
Certificate resulting from incorrect information provided by the Underwriter in the certificates described in Section 4.5 hereof.

7.3      In case any  proceeding  (including any  governmental  investigation)  shall be instituted  involving any person in respect of which  indemnity may be sought  pursuant to either  Section 7.1 or Section 7.2, such person (the  "indemnified  party") shall  promptly notify the person against whom such indemnity may be sought (the  "indemnifying  party") in writing and the  indemnifying  party,  upon request of the indemnified party,  shall retain counsel  reasonably  satisfactory to the indemnified party to represent the indemnified party and any others the  indemnifying  party may designate in such proceeding and shall pay the reasonable fees and  disbursements  of such  counsel  related  to such  proceeding.  In any such  proceeding,  any  indemnified  party  shall have the right to retain its own counsel,  but the  reasonable  fees and  expenses of such  counsel  shall be at the expense of such  indemnified  party  unless (i) the indemnifying  party and the indemnified  party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any  such  proceeding  (including  any  impleaded  parties)  include  both  the  indemnifying  party  and  the  indemnified  party  and representation  of both parties by the same counsel  would be  inappropriate  due to actual or potential  differing  interests  between them. It is understood  that the  indemnifying  party shall not, in connection  with any proceeding or related  proceedings in the same jurisdiction,  be liable for the reasonable  fees and expenses of more than one separate firm for all such  indemnified  parties.  Such firm  shall be  designated  in writing  by you,  in the case of parties  indemnified  pursuant  to  Section  7.1 and by the  Company or
Residential  Funding,  in the case of parties  indemnified  pursuant to Section 7.2. The indemnifying  party may, at its option, at any time upon  written  notice to the  indemnified  party,  assume the  defense of any  proceeding  and may  designate  counsel  reasonably satisfactory  to the  indemnified  party in  connection  therewith  provided  that the  counsel so  designated  would have no actual or potential  conflict of interest in  connection  with such  representation.  Unless it shall  assume the defense of any  proceeding  the indemnifying  party shall not be liable for any settlement of any  proceeding,  effected  without its written  consent,  but if settled with such consent or if there be a final judgment for the plaintiff,  the indemnifying  party agrees to indemnify the indemnified party from and against any loss or liability by reason of such  settlement  or judgment.  If the  indemnifying  party  assumes the defense of any  proceeding,  it shall be entitled to settle such  proceeding  with the  consent of the  indemnified  party or, if such  settlement provides for release of the  indemnified  party in  connection  with all matters  relating to the  proceeding  which have been asserted against the  indemnified  party in such  proceeding by the other  parties to such  settlement,  without the consent of the  indemnified party.

7.4      If the  indemnification  provided for in this Section 7 is unavailable  to an  indemnified  party under Section 7.1 or Section
7.2 hereof or insufficient in respect of any losses,  claims,  damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying  such indemnified  party,  shall contribute to the amount paid or payable by such indemnified party as a result of such losses,  claims,  damages or  liabilities,  in such  proportion  as is  appropriate  to reflect not only the relative  benefits received  by the  Company  and  Residential  Funding  on the one  hand and the  Underwriter  on the  other  from  the  offering  of the
Certificates  but also the relative fault of the Company or Residential  Funding on the one hand and of the Underwriter on the other in connection  with the  statements or omissions  which  resulted in such losses,  claims,  damages or  liabilities,  as well as any other relevant  equitable  considerations.  The relative fault of the Company and Residential  Funding on the one hand and of the Underwriter on the other shall be  determined by reference to, among other  things,  whether the untrue or alleged  untrue  statement of a material fact or the  omission  or  alleged  omission  to state a  material  fact  relates  to  information  supplied  by the  Company or by the
Underwriter,  and the parties' relative intent,  knowledge,  access to information and opportunity to correct or prevent such statement or omission.

7.5      The Company,  Residential  Funding and the Underwriter agree that it would not be just and equitable if contribution  pursuant to this  Section 7 were  determined  by pro rata  allocation  or by any other method of  allocation  which does not take account of the considerations  referred  to in Section  7.4 above.  The amount  paid or  payable by an  indemnified  party as a result of the  losses, claims,  damages and liabilities referred to in this Section 7 shall be deemed to include,  subject to the limitations set forth above, any legal or other expenses  reasonably  incurred by such  indemnified  party in connection  with  investigating  or defending any such action or claim except where the  indemnified  party is required to bear such  expenses  pursuant to Section  7.4;  which  expenses the indemnifying  party shall pay as and when incurred,  at the request of the indemnified party, to the extent that the indemnifying party believes that it will be ultimately  obligated to pay such expenses.  In the event that any expenses so paid by the indemnifying  party are subsequently  determined to not be required to be borne by the indemnifying party hereunder,  the party which received such payment shall  promptly  refund the amount so paid to the party  which made such  payment.  No person  guilty of  fraudulent  misrepresentation
(within  the  meaning  of  Section  11(f) of the Act)  shall be  entitled  to  contribution  from any person who was not guilty of such fraudulent misrepresentation.

7.6      The indemnity and contribution  agreements  contained in this Section 7 and the  representations and warranties of the Company and  Residential  Funding in this Agreement  shall remain  operative and in full force and effect  regardless of (i) any termination of this  Agreement,  (ii) any  investigation  made by the  Underwriter  or on behalf of the  Underwriter  or any  person  controlling  the
Underwriter  or by or on behalf of the  Company or  Residential  Funding  and their  respective  directors  or  officers  or any person controlling the Company or Residential Funding and (iii) acceptance of and payment for any of the Certificates.

8.       Termination.  This Agreement  shall be subject to termination by notice given to the Company and Residential  Funding,  if the sale of the  Certificates  provided  for  herein is not  consummated  because of any  failure or refusal on the part of the  Company or
Residential  Funding to comply with the terms or to fulfill any of the conditions of this  Agreement,  or if for any reason the Company or Residential  Funding shall be unable to perform their respective  obligations under this Agreement.  If you terminate this Agreement in accordance  with this Section 8, the Company or Residential  Funding will reimburse you for all  reasonable  out-of-pocket  expenses
(including  reasonable fees and  disbursements  of counsel) that shall have been  reasonably  incurred by the Underwriter in connection with the proposed purchase and sale of the Certificates.

9.       Certain Representations and Indemnities to Survive. The respective agreements,  representations,  warranties,  indemnities and other statements of the Company,  Residential Funding or the officers of any of the Company,  Residential Funding, and you set forth in or made  pursuant to this  Agreement  will remain in full force and effect,  regardless  of any  investigation,  or statement as to the results  thereof,  made by you or on your  behalf  or made by or on  behalf  of the  Company  or  Residential  Funding  or any of their respective officers, directors or controlling persons, and will survive delivery of and payment for the Certificates.

10.      Notices.  All  communications  hereunder  will be in writing and effective  only on receipt,  and, if sent to the  Underwriter will be mailed,  delivered or telegraphed and confirmed to you at [__________],  or if sent to the Company,  will be mailed,  delivered or  telegraphed  and  confirmed  to it at  Residential  Asset  Securities  Corporation,  8400  Normandale  Lake  Boulevard,  Suite 250,
Minneapolis,  Minnesota 55437, Attention:  President;  or, if sent to Residential Funding will be mailed,  delivered or telegraphed and confirmed to it at  Residential  Funding  Corporation,  8400  Normandale  Lake  Boulevard,  Suite 250,  Minneapolis,  Minnesota  55437,
Attention:  President.

11.      Successors.  This  Agreement  will inure to the  benefit  of and be  binding  upon the  parties  hereto  and their  respective successors and the officers and directors and controlling  persons  referred to in Section 7 hereof,  and their successors and assigns, and no other person will have any right or obligation hereunder.

12.      Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York.

13.      Counterparts.  This  Agreement  may be executed  in any number of  counterparts,  each of which  shall be deemed an  original, which taken together shall constitute one and the same instrument.

         If the  foregoing is in  accordance  with your  understanding  of our  agreement,  please sign and return to us a  counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, Residential Funding and you.

                                                     Very truly yours,

                                                     RESIDENTIAL ASSET SECURITIES CORPORATION

                                                     By:___________________________________________________________
                                                     Name:
                                                     Title:

                                                     RESIDENTIAL FUNDING CORPORATION

                                                     By:___________________________________________________________
                                                     Name:
                                                     Title:

The foregoing Underwriting Agreement
is hereby confirmed and accepted as of
the date first above written.

[UNDERWRITER]

By:
Name:
Title:

                                                              EXHIBIT A-1

                              [Mayer, Brown, Rowe & Maw LLP] [Orrick, Herrington & Sutcliffe LLP] Opinion
                                             Main Closing Opinion (Underwriting Agreement)

                                                             [EXHIBIT A-2]

                                                     [Mayer, Brown, Rowe & Maw LLP
                                          Negative Assurance Letter (Underwriting Agreement)]

                                                             [EXHIBIT A-3]

                                                 [Mayer, Brown, Rowe & Maw LLP Opinion
                                            Tax Disclosure Letter (Underwriting Agreement)]

                                                               EXHIBIT B

                                                           In-House Opinion
                                             Main Closing Opinion (Underwriting Agreement)

                                                               EXHIBIT C

                                                       Opinion of [___________]
                                                          Counsel to Trustee

                                                              [EXHIBIT D]

                                                   [Opinion of Faegre & Benson, LLP
                                                    Special Counsel to the Company]

                                                               EXHIBIT E

                                                         EXCLUDED INFORMATION

                                                               EXHIBIT F

                                                        UNDERWRITER INFORMATION

                                                               EXHIBIT G

                                                       UNDERWRITER'S CERTIFICATE